Exhibit 99.1

SUPERIOR ENERGY SERVICES PROVIDES FINANCIAL AND OPERATIONAL UPDATE

HOUSTON, July 30, 2021 – Superior Energy Services (“Superior” or the “Company”) today provided the following update.

As previously disclosed, the Company emerged from bankruptcy on February 2, 2021. The Company has not yet finalized its financial results for the first and second quarters ended March 31, 2021 and June 30, 2021, respectively. The preliminary results reflected in this update are current preliminary estimates based on information available as of the date of this press release and are the responsibility of management. References to “Successor” refer to post-emergence reorganized Superior after February 2, 2021, references to “Predecessor” refer to pre-emergence Superior for periods on or before February 2,2021 and references to the Company refer to either or both the Predecessor or the Successor as the context requires.

Operational Update

The Predecessor’s revenue for the one-month period ending January 31, 2021 totaled $56.6 million. Successor revenue for the two-month period ending March 31, 2021 totaled $129.1 million. Total Non-GAAP combined revenue for the Predecessor and the Successor for the three-month period ending March 31, 2021 was $185.7 million. This compares to revenue of $179.0 million for the Predecessor three-month period ending December 31, 2020, an increase of approximately 3.74%. A reconciliation of non-GAAP measures is provided at the end of this news release.

Total Successor revenue for the second quarter of 2021 totaled $211.0 million. However, due to the previously announced sale of Complete Energy Services, Inc. (“Complete”), a subsidiary of the Company and part of the Company’s U.S. Land region, in early third quarter 2021, the Company will be reclassifying certain operations to Discontinued Operations as part of the second quarter 2021 financial statements. Total revenue to be reclassified to Discontinued Operations in the second quarter of 2021 will be approximately $45.1 million.

Superior’s Executive Chairman, Mike McGovern, stated, “Despite the distractions of emerging from bankruptcy and the implementation of many changes, we were not only able to sustain, but to grow our revenue.”

Transformation Project

The Company has embarked on a transformation project as part of its emergence from bankruptcy in the first quarter 2021 to reconfigure the operations and organization of Superior to maximize shareholder value and margin growth. The project is focused around three sequential phases:

•

Business Unit Review – Analyzing strategic changes that emphasize Product Optimization & Margin Enhancement to maximize the cash flow profile of our business units and focus on the Company’s core competencies;

•	Geographic Focus – Review our footprint and improve capital efficiency by focusing on low-risk, high reward geographies to maximize returns; and

•

Right Size Support – Streamline support to match optimized business units that represent our core portfolio and consolidate our operational footprint to align the size of the Company’s operations with current demand to provide a superior value proposition and exhibit capital discipline.

Significant progress has already been made on this project. The Company has had the opportunity to reposition its business in order to emphasize its core product lines and drive shareholder value. This pivot in strategy enables the Company to best compete in today’s environment and positions the Company to maximize margins and profitability. Two key developments related to this project are noted below:

On July 9, 2021, the Company sold Complete Energy Services (“Complete”) to Select Energy Services, Inc. (“Select”). Superior retained certain non-core and non-water-related assets that were part of Complete as part of the transaction. In consideration, Select issued 3.6 million shares of Class A common stock and paid $14.2 million in cash to the Company, subject to standard post-closing adjustments, including a working capital adjustment. The Company views this transaction as the first step in moving away from U.S. Land based commodity services while working towards exiting this space altogether in the near future.

The second key item of note is the creation of a new division called Specialized Rental and Services. This new division will be comprised of the following business units: Stabil Drill, ISS, Warrior, HB Rentals and Connection Technology. These businesses will be combined into a single operating group with consolidated leadership and back-office support, eliminating inefficiency and driving significant expected cost savings.

Under the new structure, Deidre Toups will oversee the newly formed Specialized Rental and Services division. Mike Delahoussaye will now lead Workstrings and Bryan Ellis will continue to lead Wild Well Control. Within the Superior leadership team, Blaine Edwards has been promoted to Executive Vice President and General Counsel.

Along with the reorganized leadership structure, Barry Vinson, Jack Hardy, David Hardy, Dawn Prejean and Greg Elliott will be departing the company. We thank them for their service and wish them well in their future endeavors.

Executive Chairman, Mike McGovern, commented, “The Complete transaction and the business unit compression related to the Specialized Rental and Services division are just the first steps in our journey. We will move forward with addressing our geographic footprint and right sizing our corporate support. The end result will be a leaner, more profitable Superior.”

Liquidity

As of July 9, 2021, the Company had cash, cash equivalents, and restricted cash of approximately $311 million and availability remaining under our undrawn ABL Credit Facility of approximately $75 million. However, as previously disclosed, until the unaudited financial statements for the first two quarters of 2021 and a revised borrowing base certificate are delivered, the lenders will not be required to make any advances requested under the ABL Credit Facility. During the first half of 2021, the Company generated net cash from operating activities of approximately $18.0 million, received $16.9 million in cash proceeds from the sale of non-core assets, and used approximately $14.0 million for capital expenditures. Executive Chairman, Mike McGovern, noted, “The Company was able to build liquidity over the first half of the year despite the headwinds of professional fees related to the emergence from bankruptcy and the costs related to the engagement of consulting assistance related to the transformation project. We look forward to continuing to build liquidity and enhance shareholder value as we realize the benefits of our recent efforts to reposition the Company.”

Changes in Company’s Certifying Accountant

On July 27, 2021, the Company filed a Form 8-K noting a change in its certifying accountant. On July 23, 2021, the Audit Committee of the Company’s Board of Directors approved the dismissal of KPMG and the appointment of PricewaterhouseCoopers LLP as the Company’s new independent registered public accounting firm to perform independent audit services for the fiscal year ending December 31, 2021.

The Company has not yet finalized its financial results for the first and second quarters ended March 31, 2021 and June 30, 2021, respectively. These preliminary results reflect current estimates based on information available as of the date of this press release and are the responsibility of management. The Company’s independent registered public accounting firm has not completed its review of the Company’s preliminary results for the first or second quarters, and such preliminary results have not been audited, reviewed, compiled, or had agreed upon procedures applied by the Company’s independent registered public accounting firm. Accordingly, the Company’s independent registered public accounting firm does not express an opinion or any other form of assurance with respect thereto. The Company’s actual results may differ materially from these estimates due to the completion of financial closing procedures, final adjustments and other developments that may arise between now and when the financial results for the Company’s first and second quarters are finalized. Estimates of results are inherently uncertain and subject to change, and the Company undertakes no obligation to update this information. In addition, the preliminary results for the three and six months ended March 31, 2021 and June 30, 2021, respectively, are not necessarily indicative of future performance of any other period. See “Forward-Looking Statements.”

Forward Looking Statements

This press release contains, and future oral or written statements or press releases by the Company and its management may contain, forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Generally, the words “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks” and “estimates,” variations of such words and similar expressions identify forward-looking statements, although not all forward-looking statements contain these identifying words. All statements other than statements of historical fact included in this press release or such other materials regarding financial position, financial performance, liquidity, strategic alternatives, market outlook, future capital needs, capital allocation plans, business strategies and other plans and objectives of management for future operations and activities are forward-looking statements. These statements are based on certain assumptions and analyses made by management in light of its experience and prevailing circumstances on the date such statements are made. Such forward-looking statements, and the assumptions on which they are based, are inherently speculative and are subject to a number of risks and uncertainties that could cause actual results to differ materially from such statements. Such risks and uncertainties include, but are not limited to:

•	risks and uncertainties regarding the voluntary petitions for relief filed by the affiliate debtors on December 7, 2020 under Chapter 11 of Title 11 of the United States Code;

•	the likelihood that historical financial information may no longer be indicative of future performance; and the implementation of fresh start accounting;

•	the difficulty to predict long-term liquidity requirements and the adequacy of capital resources;

•	restrictive covenants in the ABL Credit Facility;

•	the conditions in the oil and gas industry;

•	the effects of public health threats, pandemics and epidemics, including the macroeconomic effects from the continuing COVID-19 pandemic;

•	the ability of the members of Organization of Petroleum Exporting Countries to agree on and to maintain crude oil price and production controls;

•	limited or no availability of necessary capital financing at economic rates or at all;

•

operating hazards, including the significant possibility of accidents resulting in personal injury or death, or property damage for which the Company may have limited or no insurance coverage or indemnification rights;

•	the possibility of not being fully indemnified against losses incurred due to catastrophic events;

•	claims, litigation or other proceedings that require cash payments or could impair financial condition;

•	credit risk associated with the Company’s customer base;

•	the effect of regulatory programs and environmental matters on operations or prospects;

•	the impact that unfavorable or unusual weather conditions could have on operations;

•	the potential inability to retain key employees and skilled workers;

•	political, legal, economic and other risks and uncertainties associated with international operations;

•	laws, regulations or practices in foreign countries could materially restrict operations or expose the Company to additional risks;

•	potential changes in tax laws, adverse positions taken by tax authorities or tax audits impacting operating results;

•	changes in competitive and technological factors;

•	risks associated with the uncertainty of macroeconomic and business conditions worldwide;

•	cyber-attacks;

•	counterparty risks associated with reliance on key suppliers;

•	challenges with estimating potential liabilities related to the Company’s oil and natural gas property;

•	risks associated with potential changes of Bureau of Ocean Energy Management security and bonding requirements for offshore platforms;

•	the likelihood that the interests of significant stockholders may conflict with the interests of other stockholders;

•	the risks associated with owning the Company’s Class A common stock, par value $0.01 per share, for which there is no public market; and

•	the likelihood that the stockholders agreement may prevent certain transactions that could otherwise be beneficial to stockholders.

These risks and other uncertainties related to the Company’s business are described in detail in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct. Investors are cautioned that many of the assumptions on which the forward-looking statements are based are likely to change after such statements are made, including for example the market prices of oil and gas and regulations affecting oil and gas operations, which the Company cannot control or anticipate. Further, the Company may make changes to its business strategies and plans (including the capital spending and capital allocation plans) at any time and without notice, based on any changes in the above-listed factors, assumptions or otherwise, any of which could or will affect results. For all these reasons, actual events and results may differ materially from those anticipated, estimated, projected or implied in the Company’s forward-looking statements. The Company undertakes no obligation to update any of its forward-looking statements for any reason, notwithstanding any changes in its assumptions, changes in business plans, its actual experience, or other changes. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

Non-GAAP Financial Measures

From time to time, management may publicly disclose certain “non-GAAP financial measures” in our earnings releases, financial presentations or earnings conference calls. These non-GAAP measures may include combined revenue, adjusted income/loss from continuing operations on a consolidated basis, adjusted income/loss from operations and Adjusted EBITDA on consolidated basis and by segment. If these non-GAAP measures are disclosed, the Company will provide reconciliations to the nearest Generally Accepted Accounting Principles (GAAP) measure for these non-GAAP measures.

These non-GAAP measures are not in accordance with, or a substitute for, measures prepared in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations that would be reflected in measures determined in accordance with GAAP.

These financial measures are provided to enhance investors’ overall understanding of the Company’s current financial performance.

The following table reconciles predecessor and successor revenue, which is the directly comparable financial measure determined in accordance with GAAP, to combined revenue (non-GAAP financial measure).

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES

REVENUE BY GEOGRAPHIC REGION

(in thousands)

(unaudited)

	Successor	Predecessor	Non-GAAP Combined	Predecessor
	Two Months Ended March 31, 2021	One Month Ended January 31, 2021	Three Months Ended March 31, 2021	Three Months Ended December 31, 2020
U.S. land	$36,479	$19,015	$55,494	$53,372
U.S. offshore	39,825	15,567	55,392	46,351
International	52,791	22,065	74,856	79,306

Total Revenues	$129,095	$56,647	$185,742	$179,029